UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on October 19, 2023, MarketWise, Inc. (the “Company”) notified The Nasdaq Listing Qualifications Department (“Nasdaq”) that due to the resignations of Mark Gerhard and Riaan Hodgson from the board of directors of the Company (the “Board”), as previously disclosed on the Company’s Current Report filed on Form 8-K on October 23, 2023, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Audit Committee to be comprised of a minimum of three independent directors. Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company is entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A).
On October 27, 2023, the Board appointed Van Simmons and Matthew Turner, each current members of the Board, to serve as members of the Audit Committee. As a result, the Company is in compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) at the time of this filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on October 17, 2023, the Board approved the mutual termination of Amber Mason as Chief Executive Officer of the Company, effectively immediately. On October 30, 2023, in connection with the termination of Ms. Mason’s employment, the Company and Ms. Mason entered into a letter agreement regarding the terms of such termination of employment (the “Mason Letter Agreement”). Pursuant to the Mason Letter Agreement, Ms. Mason will be eligible to receive, subject to her execution and non-revocation of a release of claims and continued compliance with the terms of the Mason Letter Agreement, a separation payment equal to $1,333,000, payable in a lump sum, as well as forgiveness of the remaining amount of the relocation bonus paid to Ms. Mason in the amount of $266,000. The Mason Letter Agreement also provides that Ms. Mason will be subject to a twelve-month post-termination non-solicit covenant as well as perpetual non-disparagement and confidentiality covenants.
The foregoing summary description of the Mason Letter Agreement is qualified in its entirety by reference to the text of such document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated October 30, 2023, by and between the Company and Amber Mason.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: November 1, 2023	By:	/s/ Erik Mickels
	Name:	Erik Mickels
	Title:	Chief Financial Officer